Exhibit 10.1(c)

AMENDMENT dated as of November 15, 2004 (this “Amendment”), to (a) the Amended and Restated Credit Agreement dated as of April 23, 2004 (the “Credit Agreement”), among CB RICHARD ELLIS SERVICES, INC., a Delaware corporation (the “Borrower”), CB RICHARD ELLIS GROUP, INC., a Delaware corporation (“Holdings”), the Lenders (as defined in Article I of the Credit Agreement), and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders, and (b) the Guarantee and Collateral Agreement dated as of July 20, 2001, as amended (the “Collateral Agreement”), among the Borrower, Holdings, the Subsidiary Guarantors (as defined in Article I of the Credit Agreement) and the Collateral Agent for the benefit of the Secured Parties (as defined in Article I of the Collateral Agreement).

A. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks have extended, and have agreed to extend, credit to the Borrower.

B. The Borrower has requested certain amendments to the Credit Agreement and the Collateral Agreement as set forth herein.

C. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order therein the following:

“Amendment Effective Date” shall have the meaning set forth in the November 2004 Amendment.

“Investors Investment Subsidiary” shall mean any Subsidiary or joint venture formed by the Borrower solely for the purposes of buying and holding real estate assets in anticipation of selling such assets or transferring such assets to third parties.

“November 2004 Amendment” shall mean the Amendment dated as of November 15, 2004, to the Credit Agreement and the Collateral Agreement.

(b) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Percentage” shall mean, for any day, subject to Section 2.07, (a) with respect to any Eurodollar Term Loan, 2.00%, (b) with respect to any

ABR Term Loan, 1.00%, or (c) with respect to any Eurodollar Incremental Revolving Loan or ABR Incremental Revolving Loan, the applicable percentage set forth below under the caption “Eurodollar Spread—Incremental Revolving Loans” or “ABR Spread—Incremental Revolving Loans”, respectively, based upon the Leverage Ratio as of the relevant date of determination:

Leverage Ratio	Eurodollar Spread— Incremental Revolving Loans	ABR Spread— Incremental Revolving Loans

Category 1 Greater than 2.5 to 1.0	2.50%	1.50%

Category 2 Greater than 2.0 to 1.0 but less than or equal to 2.5 to 1.0	2.25%	1.25%

Category 3 Equal to or less than 2.0 to 1.0	2.00%	1.00%

Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all Incremental Revolving Loans and Incremental Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage for Incremental Revolving Loans and Incremental Letters of Credit, and (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentages.

(c) Section 1.01 of the Credit Agreement is hereby further amended by deleting the words “Investors 1031 Subsidiary and the Collective Investment Scheme Subsidiary” in the definition of the term “Asset Sale” and substituting therefor the words “Investors Investment Subsidiaries”.

(d) The definitions of the terms “Collective Investment Scheme Subsidiary” and “Investor 1031 Subsidiary” set forth in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

(e) The definition of the term “Consolidated Interest Expense” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the parenthetical in clause (a)(i) thereof and substituting therefor the following:

“(including imputed interest expense in respect of Capital Lease Obligations but excluding non-cash interest expense and premiums paid in connection with any permitted prepayment, redemption or repurchase of Existing Debt)”.

(f) The definition of the term “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period minus Capital Expenditures and Co-investments (excluding investments by the Investors Investment Subsidiaries) for such period to (b) the sum of Consolidated Interest Expense plus Restricted Payments in respect of interest on the Holdco Notes made under Section 6.06(a)(ii) by the Borrower during such period.

(g) The definition of the term “Interest Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting immediately after the words “Restricted Payments” therein the words “in respect of interest on the Holdco Notes”.

(h) The definition of the term “Melody Mortgage Warehousing Facility” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Melody Mortgage Warehousing Facility” shall mean the credit facility provided by Residential Funding Corporation (“RFC”) or any substantially similar facility extended to Melody or any other Mortgage Banking Subsidiary in connection with any Mortgage Banking Activities, pursuant to which RFC or another lender makes loans to Melody or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by Melody (or any other Mortgage Banking Subsidiary) to fund commercial mortgage loans originated and owned by Melody (or any other Mortgage Banking Subsidiary) subject to a commitment (subject to customary exceptions) to purchase such mortgage loans by (a) the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or any other quasi-federal governmental entity or its seller servicer or (b) any other commercial conduit lender, in each case so long as (i) loans made by RFC or such other lender to Melody (or any other Mortgage Banking Subsidiary) thereunder are secured by a pledge of commercial mortgage loans made by Melody (or any Mortgage Banking Subsidiary) with the proceeds of such loans, and RFC or such other lender has a perfected first priority security interest therein, to secure loans made under such credit facility and (ii) in the case of loans to be sold to a commercial conduit lender, the related Indebtedness of the Mortgage Banking Subsidiary does not exceed a term of 120 days or a loan to value of 80%.

(i) The definition of the term “Non-Recourse Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Non-Recourse Indebtedness” shall mean Indebtedness of, or Guarantees by, a Co-Investment Subsidiary or an Investors Investment Subsidiary; provided that (x) such Indebtedness is incurred solely in relation to the permitted investment activities of such Co-Investment Subsidiary or Investors Investment Subsidiary, (y) such Indebtedness is not Guaranteed by, or otherwise recourse to, Holdings, the Borrower or any Subsidiary other than a Co-Investment Subsidiary or an Investors Investment Subsidiary and (z) the aggregate amount of such Indebtedness of all Co-Investment Subsidiaries and Investors Investment Subsidiaries that shall qualify as “Non-Recourse Indebtedness” shall not exceed (i) with respect to the Investors Investment Subsidiaries, $155,000,000, and (ii) with respect to all other Co-Investment Subsidiaries $10,000,000 in the aggregate outstanding at any time.

(j) Section 2.21(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20 or (iv) any Lender refuses to consent to a proposed amendment, waiver, consent or other modification of this Agreement or any other Loan Document which has been approved by the Required Lenders and which additionally requires the consent of such Lender for approval pursuant to Section 9.08(b), the Borrower may, at its sole expense and effort, upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment or an Incremental Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16), in each case with respect to the Loans or Commitments subject to such assignment; provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

(k) Article II of the Credit Agreement is hereby further amended by adding a new Section 2.26 at the end thereof as follows:

SECTION 2.26. Term Loan Repricing Protection. In the event that, prior to the first anniversary of the Repricing Effective Date, any Lender holding Term Loans (each a “Term Lender”) receives a Repricing Prepayment (as defined below), then, at the time thereof, the Borrower shall pay to such Term Lender a prepayment premium equal to 1.0% of the amount of such Repricing Prepayment. As used herein, with respect to any Term Lender, a “Repricing Prepayment” is the amount of principal of the Term Loans of such Term Lender that is either (a) prepaid by the Borrower pursuant to Section 2.12 substantially concurrently with the incurrence by Holdings or any of its subsidiaries of new term loans (whether pursuant to Incremental Term Loan Commitments or otherwise) that have interest rate margins lower than the Applicable Percentages then in effect for the Term Loans so prepaid or (b) received by such Term Lender as a result of the mandatory assignment of such Term Loans in the circumstances described in Section 2.21(a)(iv) following the failure of such Term Lender to consent to an amendment of this Agreement (other than the November 2004 Amendment) that would have the effect of reducing any of the Applicable Percentages with respect to such Term Loans.

(l) Section 6.04(g) of the Credit Agreement is hereby amended by (i) deleting “$30,000,000” set forth in clause (iii)(D)(x) thereof and substituting therefor “$100,000,000” and (ii) deleting “$60,000,000” set forth in clause (iii)(D)(y) thereof and substituting therefor “$200,000,000”.

(m) Section 6.04(p) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(p) investments in, and loans and advances to, the Investors Investment Subsidiaries not to exceed $65,000,000 in the aggregate outstanding at any time, determined without regard to any write-downs or write-offs or such investments, loans and advances; and

(n) Section 6.06(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Notwithstanding paragraph (a), Holdings may make Restricted Payments in respect of the Common Stock, and the Borrower may make Restricted Payments to Holdings to fund such Restricted Payments by Holdings, during any ECF Period commencing on or after January 1, 2005, in an aggregate amount not to exceed the greater of (i) $26,000,000 and (ii) 25% of Excess Cash Flow for the preceding ECF Period; provided, however, that (x) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) the Borrower would be in Pro Forma Compliance after giving effect thereto.

(o) Section 6.09(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c) Notwithstanding the foregoing, the Borrower may prepay, redeem, repurchase or otherwise retire Existing Debt, in whole or in part, so long as (i) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower would be in Pro Forma Compliance after giving effect thereto.

SECTION 2. Amendment to Collateral Agreement. The definition of the term “Excluded Melody Assets” set forth in Section 1.02 of the Collateral Agreement is hereby amended and restated in its entirety to read as follows:

“Excluded Melody Assets” means (a) any of the “Collateral” (as defined in the First Amended and Restated Warehousing Credit and Security Agreement (Multifamily Mortgage Loans) dated as of February 22, 1999, as amended, restated or modified, between L.J. Melody & Company and Residential Funding Corporation), (b) any “Participated Mortgage Loans”, “Related Assets” or “Collections” (as such terms are defined in the Master Participation Agreement (Multifamily and Health Care Mortgage Loans) dated as of June 15, 1999, as amended, restated or modified, between L.J. Melody & Company and Residential Funding Corporation) and (c) any assets of Melody or any Mortgage Banking Subsidiary that are substantially similar in type to the assets described in clause (a) or (b) and that constitute collateral for any Melody Mortgage Warehousing Facility from time to time.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower represent and warrant to each of the Lenders, the Administrative Agent, the Issuing Banks and the Collateral Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date; and (b) no Default or Event of Default has occurred and is continuing.

SECTION 4. Effectiveness. (a) This Amendment (other than Sections 1(b) and 1(h) hereof) shall become effective as of the date set forth above on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Holdings, the Subsidiary Guarantors and the Required Lenders.

(b) Sections 1(b) and 1(j) of this Amendment shall become effective as of the date (the “Repricing Effective Date”) on which the Amendment Effective Date shall have occurred and the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of each Term Lender (after giving effect to any prior or concurrent assignment by Term Lenders, whether pursuant to Section 2.21 of the Credit Agreement or otherwise).

SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Banks, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement and the Collateral Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement or the Collateral Agreement shall mean the Credit Agreement or the Collateral Agreement, as the case may be, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 9. Acknowledgment of Guarantors. Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment.

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